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                          MARKWEST HYDROCARBON, INC.
                       1996 INCENTIVE COMPENSATION PLAN



          Section 1.  Purpose.
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          MarkWest Hydrocarbon, Inc. has adopted this 1996 Incentive
Compensation Plan (the "Plan") for the purpose of providing a financial incentive for certain employees of MarkWest Hydrocarbon, Inc. and its subsidiaries (collectively the "Company") and to enable the Company to retain such employees and to attract other well-qualified candidates.

          Section 2.  Effective Date.
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          The Plan shall be effective as of the Effective Date, and shall first apply with respect to Plan Year ending December 31, 1996. The Plan was adopted by the Board of Directors on July 31, 1996.

          Section 3.  Definitions.
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          As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Board of Directors" shall mean the Board of Directors of the Company.

          (b) "Bonus" or "Bonus Award" shall mean the cash bonus which may be paid to a Participant pursuant to the Plan for any Plan Year.

          (c) "Bonus Committee" shall mean the Committee appointed by the Board of Directors to administer the Plan.

          (d) "Bonus Pool" shall mean the total amount from which Bonus Awards may be paid for any Plan Year.

          (e) "Company" shall mean MarkWest Hydrocarbon, Inc., a Delaware corporation, and all of its subsidiaries. For this purpose, a subsidiary shall mean any corporation in an unbroken chain of corporations beginning with MarkWest Hydrocarbon, Inc. if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (f) "Designated Beneficiary" shall mean any person designated by a Participant in accordance with the terms of the Plan to receive payment of all or a
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portion of the remaining balance owed to such Participant in the event of the death of the Participant prior to receiving the entire amount owed to such Participant.

          (g) "Disability" shall mean the termination of employment due to mental or physical disability, such disability being determined by a competent medical authority acceptable to the Company.

          (h) "Effective Date" shall mean the date of the closing of the reorganization transactions contemplated by the Reorganization Agreement made as of August 1, 1996, by and among MarkWest Hydrocarbon, Inc., MarkWest Hydrocarbon Partners, Ltd., MWHC Holding, Inc. and RIMCO Associates, Inc..

          (i) "Eligible Employee" shall mean any full-time, non-union employee of the Company.

          (j) "Participant" shall mean an Eligible Employee who is selected by the Bonus Committee to participate in the Plan in any given Plan Year.

          (k) "Plan" shall mean the MarkWest Hydrocarbon, Inc. 1996 Incentive Compensation Plan as set forth herein.

          (l) "Plan Year" shall mean the calendar year. The first Plan Year shall commence on the Effective Date and shall end on December 31, 1996.

          (m) "Retirement" shall mean termination of employment with the Company after attainment of age 65.

          (n) "Salary" shall mean the amount of compensation paid by the Company to a Participant during the Plan Year for services rendered, as reflected on Form W-2 issued to such Participant with respect to such Plan Year.

          4.     Bonus Awards.
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          (a)     Participation. No later than each December l, the Bonus
Committee shall determine the Eligible Employees who will be Participants in the Plan for the Plan Year ending on the next following December 31. The Eligible Employees who are selected shall be notified in writing of their selection by the Bonus Committee as soon as practicable. The selection of a Eligible Employee as a Participant for one Plan Year does not mean that such Eligible Employee will necessarily be selected as a Participant for any following Plan Year.

          (b) Bonus Pool. The Bonus Pool represents the total amount of Bonuses to be granted for a Plan Year. The amount of the Company's contribution or allocation to the Bonus Pool for a Plan Year is within the discretion of the Bonus

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Committee. As soon as practicable after the end of each Plan Year, the Bonus
Committee shall compute the amount of the Bonus Pool for such Plan Year. The Bonus Committee, after consulting with the Board of Directors, may increase or decrease the Bonus Pool on the basis of the overall profitability of the Company or such other factors or considerations as it deems appropriate.

          (c) Bonus Awards. The Bonus Committee, in its absolute discretion, determines the amount of the Bonus for each Participant. The allocation of the Bonus Pool among the Participants will be made based upon a combination of individual performance, the overall profitability of the Company, and the profitability of that portion of the Company in which the Participant is directly involved. Notwithstanding the foregoing, a Bonus may not be paid to any Participant for a Plan Year that exceeds 25 percent of the Participant's Salary for such Plan Year. Generally, Bonuses shall be paid only to Participants who are employed by the Company on the December 31 ending the Plan Year; however, the Bonus Committee shall have the right to pay Bonuses to Participants who retired or were disabled subsequent to December l of the Plan Year, or to the Designated Beneficiary or the estate of a Participant whose death occurred subsequent to December l of a Plan Year. The Bonus Committee is not obligated to award the entire Bonus Pool to Participants for any Plan Year.

          (d) Timing of Payment of Bonus. The Bonus Committee, in its absolute discretion, shall determine whether the Bonus awarded to a Participant is to be (a) paid in a lump sum, (b) paid partly in a lump sum and partly on a deferred basis, or (c) paid totally on a deferred basis. All payments shall be paid in cash. Lump sum payments shall be paid before March 31 following the end of the Plan Year.

          In the event that a Participant's employment is terminated for any reason other than Retirement or Disability, the Company shall not be obligated to pay any amount owed under the Plan to that Participant.

          (e) Bonus Subject to Forfeiture. A Participant's right to a Bonus and the right of such Participant or his Designated Beneficiary to unpaid amounts will be terminated, or, if payments have begun, all further payments will be discontinued and forfeited if the Bonus Committee determines that the Participant has engaged in conduct inimical to the interests of the Company, or has engaged, without the prior written consent of the Bonus Committee, as an officer, director, partner, owner, joint venturer, employee, or consultant to any business which competes with the business of the Company.

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          Section 5.  Bonus Committee.
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          The Bonus Committee shall have all powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve all other issues arising under the Plan. The Bonus Committee shall be responsible for construction of the Plan and the proper administration thereof. In making its determination as to whether a Participant's Bonus is to be paid in cash or to be deferred, or to be paid partly in cash and partly deferred, and the manner in which a Participant's Bonus Account shall be paid, the Bonus Committee shall exercise sole and absolute discretion and it shall not be bound by any requests of the Participant.

          Notwithstanding the foregoing, the Bonus Committee may consult with the Participant and may take into account the age of the Participant, the financial needs of the Participant, and/or the effect of federal and state taxes on both the Company and the Participant that would result from any particular method of payment. No one or more particular instances of a decision by the Bonus Committee in this regard shall imply a course of dealing or customary practice which is binding in any other future instances. The actions taken and the decisions made by the Bonus Committee shall be final and binding upon all interested parties.

          Section 6.  Miscellaneous.
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          (a)     Amendment, Suspension or Termination. The Board of Directors
may from time to time amend, suspend, or terminate, in whole or in part, any or all of the provisions of this Plan; provided, however, that no such action shall adversely affect the right of any Participant or Designated Beneficiary with respect to any bonus to which either of them may have become entitled hereunder prior to the effective date of such amendment, suspension, or termination.

          (b) Limitations. This Plan is not to be construed as constituting a contract of employment. Nothing contained herein shall affect or impair the Company's right to terminate the employment of a Eligible Employee. The Company's obligation hereunder to make payment of Bonuses hereunder merely constitute the unsecured promise of the Company to make payment from its general assets, and no Participant or Designated Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company.

          (c) Indemnification. No member of the Board of Directors of the Bonus Committee shall have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is a result of fraud, deliberate disregard of the terms of the Plan, or gross neglect. The Company shall indemnify each director and member of the

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Bonus Committee acting in good faith, pursuant to the terms of the Plan, against any loss or expense arising therefrom.

          (d) Governing law. The terms of this Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

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